UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report:  January 4, 2008
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2008, Hawk Corporation (the “Company”) entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”) with National City Bank, as Rights Agent (“Rights Agent”), which amends and restates the terms of the Rights Agreement, dated January 16, 1998, by and between the Company and the Rights Agent (the “Current Rights Agreement”).  The Current Rights Agreement expires on January 16, 2008.

The Amended Rights Agreement (i) extends the term of the Rights Agreement to January 4, 2018, (ii) removes provisions concerning Disinterested Directors, as such term is defined in the Current Rights Agreement and (iii) adds a three-year independent director evaluation provision (the “TIDE Provision”).  The TIDE Provision requires that a committee of independent directors of the Company consider at least once every three years whether maintaining the Amended Rights Agreement continues to be in the best interest of the Company’s stockholders.  In addition, the Rights Agent shall be liable only for its gross negligence, bad faith or willful misconduct and the reasonable costs and expenses of enforcing the Right Agent’s indemnification rights shall be paid by the Company.

The foregoing description of the Amended Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete copy of the Amended Rights Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03                                 Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 of this report is also responsive to Item 3.03 of this report and is incorporated herein by reference.

Item 9.01.                                 Financial Statements and Exhibits.

(d)            Exhibits

Exhibit 10.1	Amended and Restated Rights Agreement dated as of January 4, 2008 by and between Hawk Corporation and National City Bank, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                       January 4, 2008                                                                 HAWK CORPORATION

 By:                       /s/ Thomas A. Gilbride
       Thomas A. GilbrideVice President – Finance and Treasurer

EXHIBIT INDEX

Exhibit No.                                 Description

Exhibit 10.1	Amended and Restated Rights Agreement dated as of January 4, 2008 by and between Hawk Corporation and National City Bank, as Rights Agent.